As filed with the Securities and Exchange Commission on August 3, 2000 Registration No. 333-______________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933


                  Advanced Remote Communication Solutions, Inc.
                            (formerly Boatracs, Inc.)
             (Exact Name of Registrant as Specified in Its Charter)



                      California                      33-0644381
         (State or Other Jurisdiction   (I.R.S. Employer Identification Number)
      of Incorporation or Organization)


        10675 Sorrento Valley Road, Suite 200,
                San Diego, California                             92121
       (Address of Principal Executive Offices)               (Zip Code)


      Advanced Remote Communication Solutions, Inc. 1996 Stock Option Plan
                            (Full Title of the Plan)

                    Michael Silverman, Chairman of the Board
                  Advanced Remote Communication Solutions, Inc.
                      10675 Sorrento Valley Road, Suite 200
                           San Diego, California 92121
                     (Name and Address of Agent For Service)

                                 858-450-7600
             (Telephone Number, Including Area Code of Agent For Service)

                         CALCULATION OF REGISTRATION FEE
------------------------- ---------------------- -----------------------
                                   Proposed maximum    Proposed maximum
 Title of securities to            offering price per aggregate offering
     be registered   Amount to be    share(1)           price(1)      Amount of
                     Registered                                 registration fee
------------------------- ---------------------- ----------------------- ---
Common Stock, no par 2,000,000 shares  $1.5625       $3,125,000       $868.75
value
------------------------- ---------------------- ----------------------- ---

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933. The calculation of the registration fee is based on a price per share of $1.5625, which was the average of the bid and asked price of the Common Stock on August 2, 2000.





                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                      REGISTRATION OF ADDITIONAL SECURITIES

This registration statement is filed in accordance with the provisions of General Instruction E to Form S-8 for the purpose of registering additional shares of common stock for offer and sale under the Advanced Remote
Communication Solutions, Inc. 1996 Stock Option Plan, for which registration statements on Form S-8 (File Nos. 333-80765, 333-01817 and 333-53141) are
already effective. Except to the extent of the exhibits that are filed herewith, the contents of Boatracs, Inc.'s registration statement on Form S-8 (File No. 333-01817) are hereby incorporated by reference.

Item 8. Exhibits.

4.1      Amended  and  Restated   Articles  of  Incorporation  of  the  Company.
         Incorporated by reference to the Exhibit 3.1 to the Company's Current Report on Form 8-K dated January 12, 1995.

4.2 Amended and Restated Bylaws. Incorporated by reference to Exhibit 3.2 to the Company's Current Report on Form 8-K dated January 12, 1995.

4.3 Amendment of the Bylaws, Article III, Section 2. Incorporated by reference to Exhibit 3 to the Company's
         Form 10-QSB filed with the SEC on May 14, 1996.

4.4 Certificate of Amendment and Restatement of Articles of Incorporation. Incorporated by reference to Exhibit 3.4 to the Company's Form 10-QSB filed with the SEC on August 16, 1999.

4.5 Advanced Remote Communication Solutions, Inc. 1996 Stock Option Plan (as amended March 24 1997, March 20, 1998, May 11, 1999 and May 23, 2000).

4.6      Certificate  of  Amendment  of  Amended  and  Restated   Articles  of
         Incorporation  of  Advanced  Remote Communication Solutions, Inc.

5.1      Opinion of Solomon Ward Seidenwurm & Smith, LLP.

23.1     Independent Auditors' Consent.

23.2 Consent of Solomon Ward Seidenwurm & Smith, LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, and State of California on August 3, 2000.

                                   ADVANCED REMOTE COMMUNICATION
                                   SOLUTIONS, INC.



                                   By:  /s/ MICHAEL L. SILVERMAN
                   Michael L. Silverman, Chairman of the Board
                      President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael L. Silverman and Dean B. Kernus, or either of them, jointly and severally, his true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

  /s/ MICHAEL L. SILVERMAN      Chairman of the Board,          August 3, 2000
  ------------------------
  Michael L. Silverman          President, Chief Executive
                                Officer

  /s/ DEAN B. KERNUS            Chief Financial Officer         August 3, 2000
  ------------------
  Dean B. Kernus

                                                                August 3, 2000
  /s/ JON S. GILBERT            Director
  Jon S. Gilbert

  /s/ THOMAS BERNARD            Director                        August 3, 2000
  Thomas Bernard

  /s/ GILES H. BATEMAN          Director                        August 3, 2000
  --------------------
  Giles H. Bateman

  /s/ MITCHELL G. LYNN          Director                        August 3, 2000
  --------------------
  Mitchell G. Lynn

  /s/ JOHN MAJOR                Director                        August 3, 2000
  John Major

  /s/ SCOTT T. BODEN            Director                        August 3, 2000
  ------------------
  Scott T. Boden


  /s/ MOHAMMED G. ABUTALEB      Director                        August 3, 2000
  -------------------------

  Mohammed G. Abutaleb

                                  EXHIBIT INDEX

4.1      Amended  and  Restated   Articles  of  Incorporation  of  the  Company.
         Incorporated by reference to the Exhibit 3.1 to the Company's Current Report on Form 8-K dated January 12, 1995.

4.2 Amended and Restated Bylaws. Incorporated by reference to Exhibit 3.2 to the Company's Current Report on Form 8-K dated January 12, 1995.

4.3 Amendment of the Bylaws, Article III, Section 2. Incorporated by reference to Exhibit 3 to the Company's
         Form 10-QSB filed with the SEC on May 14, 1996.

4.4 Certificate of Amendment and Restatement of Articles of Incorporation. Incorporated by reference to Exhibit 3.4 to the Company `s Form 10-QSB filed with the SEC on August 16, 1999.

4.5 Advanced Remote Communication Solutions, Inc. 1996 Stock Option Pla (as amended March 24, 1997, March 20, 1998, May 11, 1999 and
         May 23, 2000).

4.6      Certificate  of  Amendment  of  Amended  and  Restated   Articles  of
         Incorporation  of  Advanced  Remote Communication Solutions, Inc.

5.1      Opinion of Solomon Ward Seidenwurm & Smith, LLP.

23.1     Independent Auditors' Consent.

23.2     Consent of Solomon Ward Seidenwurm & Smith, LLP (included in
         Exhibit 5.1).